UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2008 (January 29, 2008)

LINN ENERGY, LLC

 (Exact name of registrant as specified in its charters)

Delaware	000-51719	65-1177591
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

600 Travis, Suite 5100
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 840-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into A Material Definitive Agreement.

a)              Second Lien Term Loan Agreement

On January 31, 2008, Linn Energy, LLC (the “Company”) entered into that certain Second Lien Term Loan Agreement (the “Term Loan Agreement”), among the Company, BNP Paribas, as administrative agent, and the agents and lenders party thereto.

The Term Loan Agreement provides for a term loan of up $400 million with a maturity of July 31, 2009. The Company’s obligations under the Term Loan Agreement are secured by a second priority lien on all oil and gas properties, including those acquired in connection with the Acquisition (as defined below), as well as a second priority pledge on all ownership interests in its operating subsidiaries.  The Company’s obligations under the Term Loan are guaranteed by all the Company’s operating subsidiaries and may be guaranteed by any future subsidiaries.  Covenants under the Term Loan are substantially similar to those under the Company’s existing Third Amended and Restated Credit Agreement, as amended (the “Existing Credit Facility”).  Interest is determined by reference to LIBOR plus an applicable margin of 5.0% for the first twelve months and 7.5% for the remaining period until maturity, or a domestic bank rate plus an applicable margin of 3.5% for the first twelve months and 6.0% for the remaining period until maturity.  Borrowings under the Term Loan Agreement are to be used to finance the Acquisition and to pay related fees and expenses.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Term Loan  Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

b)              Second Amendment to Third Amended and Restated Credit Agreement

On January 31, 2008, the Company entered into that certain Second Amendment to Third Amended and Restated Credit Agreement, dated August 31, 2007, among the Company, BNP Paribas, as administrative agent, and the agents and lenders party thereto (the “Second Amendment”).  The Second Amendment amends the Existing Credit Facility to increase the amounts available for borrowing to $2.0 billion and the borrowing base and conforming borrowing base to $1.9 billion, and to permit the Company to incur indebtedness and grant second priority liens under the Term Loan Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

2.01  Completion of Acquisition or Disposition of Assets.

On January 31, 2008, the Company announced that it had closed its previously announced acquisition of certain oil and gas properties primarily in the Mid-Continent region from Lamamco Drilling Company (“Lamamco”) for a contract price of approximately $552 million, subject to post-closing adjustments (the “Acquisition”).

The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement, dated December 20, 2007, between the Company and Lamamco, as amended by the Amending Agreement dated January 31, 2008, a copy of each of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2007

Item 2.03  Creation of a Direct Financial Obligation.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.  On January 31, The Company requested and received a $130 million ABR borrowing under the Existing Credit Facility, as amended by the Second Amendment, that was converted to a LIBOR borrowing at an effective interest rate of 4.64%, and a $400 million ABR borrowing under the Term Loan Agreement that was converted to a LIBOR borrowing at an effective interest rate of 8.14%, the proceeds of each of which were used to fund the Acquisition and related fees and expenses.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 29, 2008, the Compensation Committee (the “Committee”) of the Company’s Board of Directors approved changes in salary for the senior officers of the Company, effective as of March 1, 2008. Additionally, the Committee approved 2007 discretionary cash bonuses and grants of unit options under the Company’s Long Term Incentive Plan for the senior officers of the Company. The following table sets forth the 2008 salaries, 2007 discretionary bonuses and option grants of each such senior officer that was a named executive officer at the time of filing of the Company’s Proxy Statement relating to its 2007 Annual Meeting of Unitholders.

Name	2008 Salary	2007 Bonus	Option Grant
Michael C. Linn	$530,000	$440,000	166,700 options @ $21.70 exercise price
Mark E. Ellis	$400,000	$250,000	125,000 options @ $21.70 exercise price
Kolja Rockov	$285,000	$235,000	83,350 options @ $21.70 exercise price
Lisa D. Anderson	$215,000	$130,000	37,500 options @ $21.70 exercise price
Thomas A. Lopus	$185,000	$115,000	16,700 options @ $21.70 exercise price

The Committee also approved revised forms of the Company’s Executive Option Grant Agreement and Executive Restricted Unit Grant Agreement (“Grant Agreements”) which change the vesting date of future awards to provide for vesting of awards to begin on January 19 of the year following the date of grant.  Except for such vesting date, the Grant Agreements were substantially similar to the previously approved grant agreements.

The foregoing description of the Grant Agreements does not purport to be complete and is qualified in its entirety by reference to the Grant Agreements, copies of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Item 9.01  Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required in connection with the Acquisition are not included in this Current Report. The Company will file the required financial statements within 71 calendar days after the date this Current Report was required to be filed with the Securities and Exchange Commission.

(b) Pro forma financial information.

The financial statements required in connection with the Acquisition are not included in this Current Report. The Company will file the required financial statements within 71 calendar days after the date this Current Report was required to be filed with the Securities and Exchange Commission.

(c) Shell company transactions.

     Not applicable.

(d) Exhibits.

99.1	Press Release of Linn Energy, LLC dated January 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

Date: February 4, 2008	By:	/s/ CHARLENE A. RIPLEY
Charlene A. Ripley
Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

99.1	Press Release of Linn Energy, LLC dated January 31, 2008.